                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in (a) the Registration Statement of Dover Corporation on Form S-8 (File No. 33-45661), (b) the Registration Statement of Dover Corporation on Form S-8 (File No. 33-11229) and
(c) the Registration Statement of Dover Corporation on Form S-8 (File No. 33-01419), of our report dated February 4, 2000, relating to the financial statements, which appears in the annual report to stockholders, which is incorporated in this annual report on Form 10-K. We also consent to the incorporation by reference into this Form 10-K of our report dated February 4, 2000, relating to the financial statement schedule.



                                                      PricewaterhouseCoopers LLP



New York, New York
March 16, 2000